UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION



                             Washington, D.C. 20549



                                   F O R M 8-K

                                 CURRENT REPORT

                       Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934



                                 Date of Report
                                February 24, 2003


                          Abraxas Petroleum Corporation
             (Exact name of registrant as specified in its charter)


                                     Nevada
                 (State of other jurisdiction of incorporation)





0-19118                                           74-2584033
(Commission File Number)                (I.R.S. Employer Identification Number)




                        500 N. Loop 1604 East, Suite 100
                            San Antonio, Texas 78232
                    (Address of principal executive offices)

                         Registrant's telephone number,
                              including area code:
                                  210-490-4788

Item 9. REGULATION FD DISCLOSURE

See attached Press Release



The following exhibits are filed as part of this report:

NUMBER                                    DOCUMENT

99.1                                     Press release dated February 24, 2003

                                   SIGNATURES


         Pursuant to the requirement of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                          ABRAXAS PETROLEUM CORPORATION



                        By:      __/s/Chris Williford__________
                                 Chris Williford
                                 Executive Vice President, Chief Financial
                                 Officer and Treasurer


Dated:    February 24, 2003

                                                               Exhibit 99.1

                                  NEWS RELEASE

              ABRAXAS' BOARD APPROVES 2003 CAPITAL-SPENDING BUDGET,
                  HEDGING AGREEMENTS, AND DIRECTOR RESIGNATION

     SAN ANTONIO, TX (February 24, 2003) - Abraxas Petroleum Corporation ("Abraxas") (AMEX:ABP) announced its Board of Director s approved the following at a regularly scheduled meeting last week:

     o The Company's execution of two different derivative instruments associated with natural gas production. In the first agreement, the Company entered into a zero cost collar related to 5,000 MMcf of gas per day with a floor price of $4.50 and a ceiling of $6.25 per MCF through July, 2003. The second agreement, for a similar volume of natural gas, provides only a floor price of $4.50 per MCF, with no cap on the ceiling price, through February 2004.

     o A capital-spending budget for 2003 of $15 million. Of this amount, $6.4 million is allocated to U.S. projects and $8.6 million is related to projects associated with the Company's Canadian subsidiary, Grey Wolf Exploration. The Company plans to participate in the drilling of 20 gross (6.8 net) wells, of which 6 gross (5.4 net) will be operated.

     o The acceptance of the resignation of Fred Pevow, Director, effective immediately. A nominating committee has been formed to appoint a replacement.

     CEO Bob Watson commented, "With the successful completion of our Canadian asset sales and recent Tender Offer, we are now in a position to continue to add value to our undeveloped assets. Our announced capital spending budget should allow for growth in production and reserves for 2003 and the recently engaged hedges allow us to meet all our obligations under the debt facilities recently put in place. The approved capital budget of $15 million should allow us to exit 2003 with daily production between 20 and 25 million cubic feet of gas equivalents compared to January 2003 production of approximately 19.3 million cubic feet of gas equivalents per day. At current strip gas prices, the Company should generate significant excess cash flow which will be used to pay down debt."

     Abraxas Petroleum Corporation is a San Antonio-based crude oil and natural gas exploitation and production company that also processes natural gas. The Company operates in Texas, Wyoming and western Canada.

     Safe Harbor for forward-looking statement: Statements in this release looking forward in time involve known and unknown risks and uncertainties, which may cause the Company's actual results in future periods to be materially different from any future performance suggested in this release. Such factors may include, but may not be necessarily limited to, changes in the prices received by the Company for crude oil and natural gas. In addition, the Company's future crude oil and natural gas production is highly dependent upon the Company's level of success in acquiring or finding additional reserves.
Further, the Company operates in an industry sector where the value of securities is highly volatile and may be influenced by economic and other factors beyond the Company's control. In the context of forward-looking information provided for in this release, reference is made to the discussion of risk factors detailed in the Company's filing with the Securities and Exchange Commission during the past 12 months.

FOR MORE INFORMATION CONTACT:
Janice Herndon/Manager Corp. Communications
Telephone 210.490.4788
jherndon@abraxaspetroleum.com
www.abraxaspetroleum.com